UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report — December 1, 2011

(Date of earliest event reported)

QUESTAR PIPELINE COMPANY

(Exact name of registrant as specified in its charter)

STATE OF UTAH	001-14147	87-0307414
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

180 East 100 South, P.O. Box 45360, Salt Lake City, Utah 84145-0360

(Address of principal executive offices)

Registrant’s telephone number, including area code (801) 324-5173

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Underwriting Agreement

On December 1, 2011, Questar Pipeline Company (“QPC”) entered into an underwriting agreement with J.P. Morgan Securities LLC and Wells Fargo Securities, LLC as representatives of each of the underwriters named on Schedule A thereto, relating to the issuance and sale by QPC in an underwritten public offering (the “Offering”) of $180,000,000 aggregate principal amount of 4.875% Senior Notes due 2041 (the “Notes”). The Offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-174877), which QPC filed with the Securities and Exchange Commission (the “SEC”) on June 14, 2011 and which the SEC declared effective on July 27, 2011.  The Notes will be issued pursuant to an indenture dated August 17, 1998 among QPC and Wells Fargo Bank, National Association, as successor trustee.  The closing of the Offering is expected to occur on December 6, 2011.

Restated Articles of Incorporation and Bylaws

QPC inadvertently omitted from the exhibit index to its Form 10-K for the year ended December 31, 2010 a reference to its Restated Articles of Incorporation and its Bylaws, each of which are filed as Exhibits 3.1 and 3.2, respectively, to this report.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated December 1, 2011, by and among Questar Pipeline Company and the underwriters named on Schedule A thereto.

3.1*	Restated Articles of Incorporation dated November 17, 1995 (Exhibit No. 3. to Form 10-K Annual Report for 1995).

3.2	Bylaws (as amended effective January 5, 2011).

*Exhibit so marked has been filed with the SEC as part of the indicated filing and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR PIPELINE COMPANY
(Registrant)

December 5, 2011
/s/ Kevin W. Hadlock
Kevin W. Hadlock
Executive Vice President and
Chief Financial Officer